UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

UNIVERSAL TRUCKLOAD SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNIVERSAL TRUCKLOAD SERVICES, INC.

12755 E. Nine Mile Road

Warren, Michigan 48089

April 27, 2009

To all Our Shareholders:

The Board of Directors joins us in inviting you to attend our Annual Meeting of Shareholders. The meeting will be held at the Detroit Marriott Troy, 200 West Big Beaver Road, Troy, Michigan 48084, on June 12, 2009. The meeting will begin at 10:00 a.m. (local time).

In addition to the matters described in the attached Proxy Statement, we will report on our business and progress during 2008 and the first quarter of 2009. Our performance for the year ended December 31, 2008 is discussed in the enclosed 2008 Annual Report to Shareholders.

We hope you will be able to attend the meeting and look forward to seeing you there.

Sincerely,

/s/ Donald B. Cochran
Donald B. Cochran
President and Chief Executive Officer

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Shareholders’ Meeting to Be Held on June 12, 2009

Under new rules promulgated by the Securities and Exchange Commission, Universal Truckload Services, Inc. is providing access to its proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of its proxy materials on the Internet. You may access the 2008 Annual Report and Proxy Statement as of the date the proxy materials are first sent our shareholders at http://www.proxyvote.com.

UNIVERSAL TRUCKLOAD SERVICES, INC.

12755 E. Nine Mile Road

Warren, Michigan 48089

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on June 12, 2009

TO THE SHAREHOLDERS OF UNIVERSAL TRUCKLOAD SERVICES, INC.:

NOTICE IS HEREBY GIVEN that our Annual Meeting of Shareholders of Universal Truckload Services, Inc., a Michigan corporation, will be held at the Detroit Marriott Troy, 200 West Big Beaver Road, Troy, Michigan 48084, on June 12, 2009. The meeting will begin at 10:00 a.m. (local time), for the following purposes:

1.	To elect seven Directors for the coming year.

2.	To ratify the appointment of KPMG LLP to serve as our independent registered public accountants for our year ending December 31, 2009.

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Only holders of record of the Company’s common stock at the close of business on April 15, 2009 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. If there is an insufficient number of votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed to allow further solicitation of proxies by the Company. Your attention is directed to the Proxy Statement accompanying this Notice for a more complete description of the matters to be acted upon at the Annual Meeting.

Each of you is invited to attend the Annual Meeting in person, if possible. Whether or not you plan to attend in person, please vote promptly by following the instructions in this proxy statement or on the proxy card that was mailed to you.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Robert E. Sigler
Robert E. Sigler
Vice President, Chief Financial Officer, Secretary and Treasurer

Warren, Michigan

April 27, 2009

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING EXECUTE YOUR VOTE PROMPTLY BY ENTERING YOUR VOTING INSTRUCTIONS AT 1-800-690-6903, ON THE INTERNET AT WWW.PROXYVOTE.COM, OR COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME, AND GIVING YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING.

UNIVERSAL TRUCKLOAD SERVICES, INC.

12755 E. NINE MILE ROAD

WARREN, MICHIGAN 48089

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 12, 2009

Solicitation of Proxies and Date, Time and Place of Annual Meeting

This Proxy Statement is first being sent to the Shareholders of Universal Truckload Services, Inc. on or about April 27, 2009, in connection with the solicitation of proxies by our Board of Directors to be voted at our Annual Meeting of Shareholders, or the Annual Meeting, which is scheduled to be held at the Detroit Marriott Troy, 200 West Big Beaver Road, Troy, Michigan 48084, on June 12, 2009. The meeting will begin at 10:00 a.m. (local time) as set forth in the attached notice. A proxy card is enclosed.

Cost of Solicitation

The expense of the solicitation of proxies for the Annual Meeting, including the cost of mailing, has been or will be paid by us. In addition to solicitation by mail, directors and officers may solicit proxies by telephone, facsimile or personal interview, and we will reimburse directors and officers for their reasonable out-of-pocket expenses in connection with such solicitation. We have retained Broadridge Financial Solutions, Inc. to aid in the solicitation of proxies, for which the estimated cost is $7,000 plus reasonable out-of-pocket expenses. We will arrange with brokerage houses and other custodian nominees and fiduciaries to send proxies and proxy materials to their principals, and will reimburse them for their expenses in so doing.

Record Date

The record date for our Annual Meeting is the close of business on April 15, 2009, which we will refer to as the Record Date. Only holders of record of our Common Stock on the Record Date are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. On the Record Date, there were 15,980,483 shares of Common Stock outstanding, all of which are entitled to vote at the Annual Meeting.

Voting

A share of our Common Stock cannot be voted at the Annual Meeting unless the holder thereof is present or represented by proxy. Whether or not you plan to attend the Annual Meeting in person, please execute your vote promptly. You may enter your voting instructions at 1-800-690-6903, on the internet at www.proxyvote.com, or you may sign, date and return the enclosed proxy card as promptly as possible in the postage paid envelope provided to ensure that there is a quorum and that your shares will be voted at the Annual Meeting. When proxies in the accompanying form are returned properly executed and dated, the shares represented thereby will be voted at the Annual Meeting. If a choice is specified in the proxy, the shares represented thereby will be voted in accordance with such specification. If no specification is made, the proxy will be voted FOR approval of the proposals: (i) to elect seven Directors to serve until the next Annual Meeting in 2010 and until their successors are elected and qualified or until their earlier resignation, removal from office or death, and, (ii) to ratify the appointment of KPMG LLP, or KPMG, to serve as our independent registered public accountants for the year ending December 31, 2009.

How do I revoke my proxy?

Any stockholder giving a proxy has the right to revoke it any time before it is voted by filing with our Secretary a written revocation, or by filing a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. The revocation of a proxy will not be effective until notice thereof has been received by our Secretary.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total number of shares of Common Stock outstanding on the Record Date will constitute a quorum for the transaction of business by such holders at the Annual Meeting. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present. Shares held by nominees for beneficial owners also will be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented, even though the nominee may not exercise discretionary voting power with respect to other matters and even though voting instructions have not been received from the beneficial owner, which we call a “broker non-vote.”

What are my voting rights?

Holders of the Common Stock have one vote for each share on any matter that may be presented for consideration and action by the shareholders at the Annual Meeting. Shareholders are not entitled to cumulative voting in the election of directors. In the election of directors, a plurality of shares voted, either in person or by proxy, is required. This means that the nominees for election as directors who receive the highest number of votes at the Annual Meeting will be elected as directors. The ratification of the appointment of KPMG as independent registered public accountants will require the affirmative vote of the holders of a majority of the shares of the Common Stock present or represented by proxy at the Annual Meeting. Abstentions and broker non-votes will not be counted in determining whether a proposal has been approved.

Proposals of Shareholders

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, which we may refer to as Exchange Act, any shareholder wishing to have a proposal considered for inclusion in our proxy solicitation material for the Annual Meeting of Shareholders to be held in 2010 must set forth such proposal in writing and file it with the Secretary of the Company no later than December 31, 2009, the date that is 120 days before May 1, 2010. Further, pursuant to Rule 14a-4, if a shareholder fails to notify us of a proposal before March 16, 2010, the date that is 45 days before May 1, 2010, such notice will be considered untimely, and management proxies may use their discretionary voting authority to vote on any such proposal.

Executive Office

Our executive office is located at 12755 E. Nine Mile Road, Warren, Michigan 48089. Our telephone number is (586) 920-0100.

Financial Information Available

A copy of our Annual Report on Form 10-K for the year ended December 31, 2008, including the consolidated financial statements, may be obtained without charge by writing to our corporate secretary at the above address. The Annual Report is also available on our website at www.goutsi.com under “Investors.”

PROPOSAL 1—ELECTION OF DIRECTORS

The Board of Directors, which we may refer to as the Board, is currently composed of the following seven Directors: Donald B. Cochran, Matthew T. Moroun, Manuel J. Moroun, Joseph J. Casaroll, Daniel C. Sullivan, Richard P. Urban and Ted B. Wahby; each of whose terms will expire upon the election and qualification of directors at the Annual Meeting to be held on June 12, 2009. At each annual meeting of shareholders, directors will be elected for a full term until the next annual meeting or shareholders, to succeed those directors whose terms are expiring.

Our Amended and Restated Bylaws provide that the number of directors on the Board shall be fixed from time to time and determined by the Board of Directors serving at the time; provided, that the number of directors shall be no less than one and no more than thirteen, and that the number of directors shall not be reduced so as to shorten the terms of any directors at that time in office. The number of directors is currently set at seven. The directors are elected at each annual meeting of the shareholders, each to hold office until the next annual meeting of shareholders and until a successor is elected, or until his or her resignation or removal from office. It is intended by the Board that proxies received will be voted to elect the seven Directors named below to serve until the next annual meeting of shareholders and until a successor is elected, or until his or her resignation or removal from office.

The Board has nominated Donald B. Cochran, Matthew T. Moroun, Manuel J. Moroun, Joseph J. Casaroll, Daniel C. Sullivan, Richard P. Urban and Ted B. Wahby as Directors, each to serve until the 2010 annual meeting of shareholders. THE BOARD OF DIRECTORS RECOMMENDS THAT MESSRS. COCHRAN, MATTHEW T. MOROUN, MANUEL J. MOROUN, CASAROLL, SULLIVAN, URBAN AND WAHBY BE ELECTED AT THE ANNUAL MEETING AS DIRECTORS.

Each of the nominees has consented to serve until his term expires if elected at the Annual Meeting as a Director. If any nominee declines or is unable to accept such nomination to serve as a Director, events which the Board does not now expect, the proxies reserve the right to vote for another person as a Board nominee. The proxy solicited hereby will not be voted to elect more than seven Directors.

The seven nominees for Directors receiving a plurality of the votes of the shares of Common Stock present in person or represented by proxy and entitled to vote will be elected as directors, provided a quorum is present. Certain information about all of the directors and nominees for director is furnished below. THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

MANAGEMENT—DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth, as of December 31, 2008, the names and ages of our directors and executive officers and the positions they hold. All of the directors listed below are nominees for director as listed herein. Executive officers serve at the pleasure of the Board of Directors.

Name	Age	Position
Donald B. Cochran	58	President, Chief Executive Officer and Director (1)(4)
Robert E. Sigler	64	Vice President, Chief Financial Officer, Secretary and Treasurer
Matthew T. Moroun	35	Chairman of the Board of Directors (1)(3)(4)
Manuel J. Moroun	81	Director (1)(3)
Joseph J. Casaroll	72	Director (1)(2)
Daniel C. Sullivan	68	Director (1)
Richard P. Urban	67	Director (1)(2)
Ted B. Wahby	78	Director (1)(2)(3)(4)(5)

(1)	Director currently nominated for re-election.
(2)	Member of Audit Committee.
(3)	Member of Compensation and Stock Option Committee.
(4)	Member of Executive Committee.
(5)	Chairman of the Audit Committee.

Directors of the Company

Donald B. Cochran, age 58. Mr. Cochran has been our President and Chief Executive Officer and a director since our formation in December 2001. In addition, Mr. Cochran served as the President of Universal Am-Can, Ltd., one of our subsidiaries, from October 1995 through March 2006. Mr. Cochran has had responsibility for the managerial oversight of the operating companies that now make up Universal Truckload Services, Inc. since October 1995.

Matthew T. Moroun, age 35. Mr. Moroun has served as a director on our Board of Directors since November 2004 and has been Chairman of the Board since November 2004. Mr. Moroun also has served as Vice Chairman and as a director of CenTra, Inc., a transportation holding company based in Warren, Michigan, since 1993. Mr. Moroun also has been a manager of Liberty Bell Agency, an insurance claims adjustment company, since 1994, and since 1995 has been Chairman of the Board of DuraRock Reinsurance, Ltd., a reinsurance company. Since 1996, Mr. Moroun has served as Chairman of Oakland Financial Corporation, an insurance and real estate holding company based in Sterling Heights, Michigan, and its subsidiaries. Mr. Moroun has also served as a director of P.A.M. Transportation Services, Inc. since May 1992. Mr. Moroun is a member of our Compensation and Stock Option Committee. Matthew T. Moroun is the son of Manuel J. Moroun.

Manuel J. Moroun, age 81. Mr. Moroun has served as a director on our Board of Directors since November 2004. Mr. Moroun is the President and Chief Executive Officer of CenTra, Inc., a transportation holding company headquartered in Warren, Michigan with subsidiaries engaged in real estate, toll bridge and “less than truckload” motor carrier activities. Mr. Moroun has been a principal shareholder and officer of CenTra, Inc. and its predecessor companies since 1954, and its Chief Executive Officer since 1970. Mr. Moroun has served as a director of P.A.M. Transportation Services, Inc. since May 2002. Mr. Moroun is a member of our Compensation and Stock Option Committee. Manuel J. Moroun is the father of Matthew T. Moroun.

Joseph J. Casaroll, age 72. Mr. Casaroll has served as a director on our Board of Directors since November 2004. Mr. Casaroll served as Vice President and General Manager of F.C.S., Inc., a multi-level railcar loading and unloading, automotive yard management and railcar maintenance company, from October 2000 to May 2002. Previously, Mr. Casaroll held various positions at General Motors from 1959 through 1998. Mr. Casaroll served as a director of P.A.M. Transportation Services, Inc. from June 1998 to September 2000. Mr. Casaroll is a member of our Audit Committee.

Daniel C. Sullivan, age 68. Mr. Sullivan has served as a director on our Board of Directors since November 2004. Mr. Sullivan has been a partner with the law firm of Sullivan Hincks & Conway since 1970. His legal practice focuses on motor carrier transportation law. He has served on the board of P.A.M. Transportation Services, Inc. since 1986.

Richard P. Urban, age 67. Mr. Urban has served as a director on our Board of Directors since November 2004. Mr. Urban has been a consultant with Urban Logistics, a consulting firm, since November 2000. Previously, Mr. Urban worked in various supply and logistics capacities at DaimlerChrysler AG since 1965. Mr. Urban is a member of our Audit Committee.

Ted B. Wahby, age 78. Mr. Wahby has served as a director on our Board of Directors since December 2004 and is currently a member of our Compensation and Stock Option Committee and a member of our Audit Committee. Mr. Wahby has been the Treasurer of Macomb County, Michigan, since January 1995. Previously, Mr. Wahby was the Mayor of the City of St. Clair Shores, Michigan from 1983 to 1995, and held various positions at Comerica Bank from 1952 through 1983, including serving as Vice President. Mr. Wahby also serves as the Chairman of the Board of Mount Clemens General Hospital and previously served on the Finance and Audit Committees of the Board of Trustees of Ferris State University.

Executive Officers of the Company

Donald B. Cochran, age 58. Mr. Cochran has been our President and Chief Executive Officer and a director since our formation in December 2001. In addition, Mr. Cochran served as the President of Universal Am-Can, Ltd., one of our subsidiaries, from October 1995 through March 2006. Mr. Cochran has had responsibility for the managerial oversight of the operating companies that now make up Universal Truckload Services, Inc. since October 1995.

Robert E. Sigler, age 64. Mr. Sigler has been our Vice President and Chief Financial Officer since our formation in December 2001. Mr. Sigler has been the Chief Financial Officer of Universal Am-Can, Ltd. since November 1995. Previously, Mr. Sigler served as the Vice President of Finance for one of our subsidiaries, Economy Transport, Inc., from October 1988 until January 1995. Mr. Sigler previously served as Controller for Universal Am-Can, Ltd. from June 1981 until October 1988.

Key Relationships

Matthew T. Moroun, the Chairman of our Board of Directors, is the son of Manuel J. Moroun, also one of our directors. Matthew T. Moroun and a trust controlled by Manuel J. Moroun together own 10,022,500 shares, or 62.71% of the shares of our common stock, and hold these shares as one block of shares for voting purposes.

Information Regarding Board of Directors and Committees

Our business and property are managed under the direction of our Board of Directors. The Board held seven formal meetings during 2008. Five were regular meetings and two were special meetings. During 2008, all of the members of our Board of Directors attended over 75% of the aggregate of the formal meetings of the Board and the committee meetings on which each member of the Board sits.

Our Board currently consists of seven directors. Our Board has determined that each of Messrs. Casaroll, Sullivan, Urban and Wahby is “independent,” as defined under and required by the federal securities laws and the rules of The Nasdaq Global Select Market. All of our directors stand for election at each annual meeting of our shareholders.

Because more than fifty percent (50%) of the voting power of our company is controlled by Matthew T. Moroun and a trust controlled by Manuel J. Moroun, Matthew T. Moroun’s father, we have elected to be treated as a “controlled company” in accordance with the rules of The Nasdaq Global Select Market. Accordingly, we are not required to comply with The Nasdaq Global Select Market rules which would otherwise require a majority of our board to be comprised of independent directors and require our board to have a compensation committee and a nominating and corporate governance committee comprised of independent directors.

The Board encourages all members of the Board of Directors to attend our annual shareholder meeting. Failure to attend annual meetings without good reason is a factor considered in determining whether to renominate a current board member. For our annual shareholders meeting for 2008 held on June 13, 2008, all board members attended except for Manuel J. Moroun, who was excused for good reason. Manuel J. Moroun was able to attend the annual meeting of the board of directors via teleconference as permitted by our bylaws.

Shareholder Communications

We encourage shareholder communications with directors. Shareholders may communicate with a particular director, all directors or the Chairman of the Board by mail or courier addressed to him or the entire Board in care of Robert E. Sigler, Secretary, Universal Truckload Services, Inc., 12755 E. Nine Mile Road, Warren, Michigan 48089. All correspondence should be in a sealed envelope marked “Confidential” and will be forwarded unopened to the director as appropriate.

The standing committees of our board of directors currently consist of an executive committee, an audit committee and a compensation and stock option committee.

Executive Committee

Our executive committee is composed of Messrs. Cochran, Matthew Moroun and Wahby. The executive committee held no meetings in 2008.

Audit Committee

Our Audit Committee is governed by a written charter, which is available free of charge on our website, www.goutsi.com, in the Investors section under the heading, “Corporate Governance.”

Our Audit Committee is composed of Messrs. Casaroll, Urban and Wahby, with Mr. Wahby serving as Chairman, and our Board has determined that each of the members of our audit committee is “independent,” defined under and required by the federal securities laws and the rules of The Nasdaq Global Select Market, including Rule 10A-3(b)(i) under the Exchange Act. That is, the Board has determined that none of them has a relationship with us that may interfere with their independence from us and our management. During 2008, the Audit Committee met six times.

The principal duties and responsibilities of our audit committee are as follows:

•	to review and discuss with management the annual and quarterly financial statements, internal control reports, and other relevant reports submitted by the independent registered public accountants;

•

to review with management and the independent registered public accountants each Quarterly Report on Form 10-Q and recommend to the board of directors whether the financial statements should be included in the Annual Report on Form 10-K;

•	to review earnings press releases with management;

•	to select, evaluate, oversee, compensate, annually review the performance of and, when appropriate, replace the independent registered public accountants;

•	to review any problems or difficulties that the independent registered public accountants bring to its attention and management’s response thereto;

•	to review the independent registered public accountants’ audit report and report on management’s internal controls;

•

to discuss with the independent registered public accountants all critical accounting policies and practices, all alternative treatments of financial information, material written communication between the independent registered public accountants and management and the quality of our accounting principles;

•

to obtain and review, at least annually, an independent registered public accountants’ report describing the independent registered public accountants’ internal quality-control procedures, any material issues raised by the most recent internal quality-control review of the independent registered public accountants or any inquiry by governmental authorities, and all relationships between us and the independent registered public accountants;

•

to review and pre-approve both audit and nonaudit services to be provided by the independent registered public accountants, and to engage in dialogue with the independent registered public accountants regarding any services or relationships which might impact the independent registered public accountants’ objectivity;

•	to review and approve related party transactions;

•	to establish and maintain procedures to receive, retain and treat complaints regarding accounting, internal accounting controls, or auditing matters;

•	to review the activities and qualifications of the internal audit function; and

•	to report periodically to our full board of directors with respect to any issues raised by the foregoing.

Our Board has determined that Mr. Wahby qualifies as an “audit committee financial expert” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K of the Securities and Exchange Commission, or SEC, and has the “financial sophistication” required under the rules of The Nasdaq Global Select Market. Under SEC regulations, a person who is determined to be an audit committee financial expert will not be deemed an expert for any purpose, including without limitation for purposes of Section 11 of the Securities Act of 1933, as amended, or the Securities Act, as a result of being designated or identified as an audit committee financial expert. The designation or identification of a person as an audit committee financial expert does not (i) impose on such person any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the Audit Committee and Board in the absence of such designation or identification or (ii) affect the duties, obligations or liability of any other member of the Audit Committee or Board.

REPORT OF THE AUDIT COMMITTEE1

The Audit Committee assists the Board in overseeing the Company’s financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control over financial reporting and disclosure controls and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 with management, including a discussion of the adequacy and quality of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee is responsible for reviewing, approving and managing the engagement of the Company’s independent registered public accounting firm, KPMG, including the scope, extent and procedures of the annual audit and compensation to be paid therefore, and all other matters the Audit Committee deems appropriate, including KPMG’s accountability to the Board and the Audit Committee. The Audit Committee discussed with KPMG, which is responsible for expressing an opinion on the conformity of audited financial statements with generally accepted accounting principles, its judgment as to the acceptability and quality of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board, or the PCAOB, in Rule 3200T, and discussed and reviewed the results of KPMG’s examination of the financial statements. In addition, the Audit Committee has received from KPMG the written disclosures and the letter required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence and discussed with KPMG its own independence from management and the Company. The Audit Committee also considered whether the provision of non-audit services was compatible with maintaining KPMG’s independence.

The Audit Committee discussed with KPMG the overall scope and plans for its audits. The Audit Committee meets with KPMG with and without management present, to discuss the results of its examinations, its evaluations of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting. The Audit Committee held six meetings during the fiscal year ended December 31, 2008.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC. The Audit Committee has also retained, subject to stockholder ratification described in Proposal 2, KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

Audit Committee:

Joseph J. Casaroll

Richard P. Urban

Ted B. Wahby, Chairman

[1]	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Universal Truckload Services, Inc. under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation and Stock Option Committee

Our Board has adopted a written charter for the Compensation and Stock Option Committee. The Compensation and Stock Option Committee Charter is posted on our website, www.goutsi.com, in the Investors section under Corporate Governance, and is available free of charge through our website.

Our Compensation and Stock Option Committee for the current term of the Board was composed of Matthew T. Moroun, Manuel J. Moroun and Ted B. Wahby. The principal duties of the Compensation and Stock Option Committee are as follows:

•	to determine, or recommend for determination by our Board of Directors, the compensation of our chief executive officer and other executive officers;

•	to establish, review and consider employee compensation policies and procedures;

•	to review and approve, or recommend to our Board of Directors for approval, any employment contracts or similar arrangement between the company and any executive officer of the company; and

•	to review, monitor, and make recommendations concerning long-term incentive compensation plans, including the use of stock options and other equity-based plans.

The Compensation and Stock Option Committee does not use the services of compensation consultants in determining or recommending executive officer and/or director compensation.

The Compensation and Stock Option Committee met two times during 2008. At the meetings, the committee reviewed and approved our executive employment agreements for Messrs. Cochran and Sigler, and approved the Compensation and Stock Option Committee Report on Executive Compensation to be included in the Proxy Statement.

Director Nomination Process

The Board of Directors has no standing nominating committee or any committee performing the functions of a nominating committee. The Board believes that, based on the evaluations conducted by its members, as described below, it is not necessary to have a standing nominating committee at this time. The full Board recommends nominees for the position of director, for shareholder consideration. In selecting director nominees, the directors take into account all factors they consider appropriate, which may include experience, accomplishments, education, understanding of our business and the industry in which we operate, specific skills, general business acumen, and personal and professional integrity. The directors believe that continuity in leadership and board tenure will maximize the Board’s ability to exercise meaningful board oversight. The directors generally consider as potential candidates those incumbent directors interested in standing for reelection whom the directors believe have satisfied director performance expectations, including regular attendance at, preparation for and meaningful participation in board and committee meetings. The directors also consider the need to have at least three members of the Board that satisfy the “independence” requirements for Audit Committee membership, and the need to have at all times at least one “audit committee financial expert” who possesses the requisite “financial sophistication” for such a role.

Shareholder Recommendations for Director Nominees

It is generally the policy of the Board to consider the shareholder recommendations of proposed director nominees, if such recommendations are serious and timely received. To be considered “timely received,” recommendations must be received in writing at our principal executive offices, 12755 E. Nine Mile Road, Warren, Michigan, 48089, no later than December 31, 2009, the date that is 120 days before May 1, 2010. In addition, any shareholder director nominee recommendation must include the following information:

•	the proposed nominee’s name and qualifications and the reason for such recommendation;

•	the name and record address of the shareholder proposing such nominee; and

•	a description of any financial or other relationship between the shareholder and such nominee or between the nominee and us or our subsidiaries.

In order to be considered by the Board, any candidate proposed by one or more shareholders will be required to submit appropriate biographical and other information equivalent to that required of all other director candidates.

The nominees for director for this 2009 annual meeting were all recommended by the Board.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all our directors, executive and financial officers and employees. The Code of Business Conduct and Ethics has been posted on our website at www.goutsi.com in the Investor Relations section under Corporate Governance and is available free of charge through our website. We will post information regarding any amendment to, or waiver from, our Code of Business Conduct and Ethics for executive and financial officers and directors on our website in the Company section under the Investor Relations section under Corporate Governance.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own beneficially more than ten percent (10%) of the shares of our Common Stock, to file reports of ownership and changes of ownership with the SEC. Copies of all filed reports are required to be furnished to us pursuant to Section 16(a). Based solely on the reports received by us and on written representations from reporting persons, we believe that the current directors and executive officers complied with all applicable filing requirements during the fiscal year ended December 31, 2008.

SECURITY OWNERSHIP BY MANAGEMENT AND OTHERS

We had outstanding 15,980,483 shares of common stock, no par value, or the Common Stock, on April 15, 2009. The Common Stock constitutes the only class of our outstanding voting securities.

The table below sets forth the number of shares of our Common Stock beneficially owned and the percentage ownership of our common stock for the following persons:

•	each person that beneficially owns 5% or more of our Common Stock;

•	each of our directors;

•	each of our executive officers; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the federal securities rules that generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. In computing the number of shares beneficially owned by a person or group and the percentage ownership of that person or group, shares subject to options or warrants held by that person or member of that group that are or will become exercisable within 60 days are deemed outstanding, although the shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	Percentage
Greater than 5% owners:
Matthew T. Moroun (1)(2)(4)(5)	5,045,038	31.57%
Manuel J. Moroun (1)(2)(3)(4)	4,977,462	31.14%
FMR LLC (6)(7)	1,908,888	11.91%
Royce & Associates LLC (6)(8)	1,868,868	11.66%

Directors:
Joseph J. Casaroll (1)(5)	500	*
Daniel C. Sullivan (1)(5)	1,000	*
Richard P. Urban (1)	—	—
Ted B. Wahby (1)	—	—

Executive Officers
Donald B. Cochran (1)(4)(9)	56,600	*
Robert E. Sigler (1)(10)	55,000	*
All directors and executive officers as a group (8 persons)	10,135,600	63.42%

(1)	The address for this person is c/o Universal Truckload Services, Inc., 12755 E. Nine Mile Road, Warren, Michigan 48089.
(2)	Matthew T. Moroun is the son of Manuel J. Moroun. The Morouns have agreed to vote their shares as a group. The table above reflects the actual number of shares that each of them owns. Each of Matthew T. Moroun and Manuel J. Moroun disclaims beneficial ownership of the shares owned by the other.
(3)	All shares are held by the Manuel J. Moroun Revocable Trust U/A/D 3/27/77, as amended and restated on December 22, 2004. Voting and investment power over this trust is exercised by Manuel J. Moroun, as trustee.
(4)	This person is also a member of the Board of Directors of the Company
(5)	This person owns the listed shares directly and not by virtue of any right to acquire the shares.
(6)	In accordance with the rules of the Securities and Exchange Commission, the information set forth is based on the most recent Schedule 13G (and amendments thereto) filed by this entity.

(7)	According to an amendment to its Schedule 13G filed jointly by FMR LLC and Edward C. Johnson 3d (Chairman of FMR LLC) on February 17, 2009, Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC and an investment adviser under Section 203 of the Investment Advisers Act of 1940, is deemed to be the beneficial owner of 1,908,888 shares of Common Stock, as a result of acting as investment adviser to various investment companies, or the Funds, registered under Section 8 of the Investment Company Act of 1940. The ownership of one Fund, Fidelity Dividend Growth Fund, amounted to 1,187,899 shares of Common Stock. The Schedule 13G also discloses that neither FMR LLC nor Mr. Johnson has the sole voting power with respect to any of the shares of Common Stock, but each do have sole power, through their control of Fidelity to dispose of the 1,908,888 shares of Common Stock. The Schedule 13G also states that Mr. Johnson and various family members, through their ownership of FMR LLC voting stock and the execution of a shareholders’ voting agreement, may be deemed to form a controlling group with respect to FMR LLC. The business address of each of the foregoing is 82 Devonshire Street, Boston, Massachusetts 02109.
(8)	According to an amendment to its Schedule 13G filed on January 30, 2009, Royce & Associates LLC, or Royce, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is deemed to be the beneficial owner of 1,868,868 shares of Common Stock. Royce has the sole power to vote or direct the vote and the sole power to dispose of its 1,868,868 shares of Common Stock. The business address of Royce is 1414 Avenue of the Americas, New York, NY 10019.
(9)	Mr. Cochran owns 1,500 shares directly, 100 shares are owned by his spouse, and he has an option to purchase 55,000 shares (see the Outstanding Equity Award Table).
(10)	Mr. Sigler owns an option to purchase 55,000 shares (see the Outstanding Equity Awards Table).
(*)	Less than 1%

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

The following is a discussion of the material elements of our compensation program as it relates to our chief executive officer and chief financial officer, which we refer to as “named executive officers.” This discussion is intended to provide perspective to the tables and other narrative disclosures that follow it.

Overview of Compensation Program

The Compensation and Stock Option Committee of our Board of Directors, or, for purposes of this Section, the Committee, has the responsibility for establishing, implementing and continually monitoring our compensation philosophy. The Committee’s philosophy is to provide our executive leadership total compensation that is competitive in its forms and levels, as compared to companies of similar size and business area. Generally, the types of compensation and benefits provided to our named executive officers are similar to other executive officers.

Compensation Objectives and Philosophy

The Committee’s philosophy is intended to assist us in attracting, retaining and motivating executives with superior leadership and management abilities. Consistent with this philosophy, the Committee determines a total compensation structure for each officer, consisting primarily of salary, bonus and stock options. The proportions of the various elements of compensation vary among the officers depending upon their levels of responsibility, with an ultimate goal of rewarding annual, long-term and strategic goals by us, which is intended to align the interests of our executives with the interests of our shareholders by rewarding performance based on the overall performance of the Company, as well as the achievement of specific personal goals, which the Committee believes will ultimately maximize shareholder value.

Role of Executive Officers in Compensation Decisions

Currently, the Committee, subject to any employment agreements in effect with its executive officers, reviews, and after discussions with executive officers, establishes and recommends to the Board for approval the salaries, bonuses and long-term incentives of our named executive officers, all at a level intended to be competitive with the average salaries of executive officers in comparable companies with adjustments made to reflect our financial health. In addition, the Committee recommends to the Board the granting of stock options under our Stock Option Plan to named executive officers and other selected employees, directors and consultants, and otherwise administers our Stock Option Plan.

Annual Cash Compensation

In order to stay competitive with other companies in our peer group, we pay our named executive officers commensurate with their experience and responsibilities. Cash compensation is divided between base salary and cash incentives.

Base Salary. Each of our named executive officers receives a base salary to compensate him or her for services performed during the year. When determining the base salary for each of our named executive officers, the Committee considers, among other factors, the market levels of similar positions at similar companies, the performance of the executive officer, the experience level, tenure and potential of the executive officer in his or her position. The base salaries of our named executive officers are established by the terms of their employment agreements. The base salaries paid to our named executive officers are set forth below in the “Summary Compensation Table.”

Annual Non-Equity Compensation. It is the Committee’s practice to award a portion to each of the named executive officer’s annual compensation in the form of an annual cash bonus. Bonuses are intended to provide executives with an opportunity to receive additional cash compensation, and are based on individual performance and our performance. This practice is consistent with the Committee’s philosophy of supporting a performance-based environment and aligning the interests of management with the interests of the shareholders. The bonuses earned by our named executive officers in 2008 are set forth below in the “Summary Compensation Table.”

In December 2004, our Board of Directors approved an incentive compensation plan applicable to executive officers, pursuant to which our executive officers are eligible to earn annual cash bonuses for each of calendar years 2004 through 2006 based upon our consolidated financial results (as reported in our consolidated financial statements). In October 2007, the Board of Directors authorized the extension of the plan, without change, for an additional three-year term. The bonuses are contingent upon our achievement of a consolidated operating ratio (total operating expenses divided by total operating revenues) of less than 97% for the applicable bonus year. As further described in the plan, an executive officer’s bonus for the applicable bonus year is calculated as the sum of:

(a) an amount equal to 70% of the executive officer’s annual salary multiplied by a percentage ranging from 0%, if the annual consolidated operating ratio exceeds 95.9%; to 200%, if the consolidated operating ratio is less than or equal to 88.9%; and

(b) an amount equal to 30% of the executive officer’s annual salary multiplied by a percentage ranging from 0%, if the annual increase in consolidated operating revenues is less than 5.1%; to 200%, if the annual increase in consolidated operating revenues equals or exceeds 25.1%.

The calculation of the annual consolidated operating ratio and the annual increase in consolidated operating revenues is subject to adjustment as determined by the Board of Directors, in accordance with the terms of the plan to reflect extraordinary events such as the acquisition or disposition of a line of business.

Any bonus awarded to an executive officer under the plan is generally payable over a five-year period beginning with 40% on or before March 15th in the year following the year in which the bonus is earned and in equal installments of 15% over the remaining four years, subject to the executive officer’s continued employment on each payment date. The incentive compensation plan for executive officers is not intended to satisfy the requirements under Section 162(m) of the Internal Revenue Code of 1986 (and the rules and regulations promulgated thereunder) regarding the disqualification of payments made from deductibility under federal income tax law.

Long-Term Incentive Compensation. Long-term incentive grants are awarded to our named executive officers as part of our overall compensation package, and are provided through stock options granted under our Stock Option Plan. The stock options are consistent with our philosophy and represent an additional vehicle for aligning management’s interests with the interests of our shareholders. When determining the amount of long-term incentive grants to be awarded to our named executive officers, the Committee considers, among other factors, the business performance of the company, the responsibilities and performance of the executive, and the performance of our stock price. In 2008, the Committee did not grant any awards of long-term incentives to our named executive officers.

Perquisites and Other Personal Benefits. We provide our named executive officers with perquisites and other personal benefits that we and the Committee believe are reasonable and consistent with our overall compensation program and philosophy, to help us to attract and retain superior employees for key positions. The primary perquisites we provide to our named executive officers are the provision of a car allowance and payment of life insurance premiums.

The executive officers, including our named executive officers, are also eligible to participate in other benefit plans on the same terms as our other employees. As part of its ongoing review of executive compensation, the Committee intends to periodically review the perquisites and other personal benefits provided to our named executive officers and other key employees.

Potential Payments Upon Termination or Change in Control. We have entered into employment agreements with our named executive officers which provide severance payments under specified conditions. These severance payments are described below in the section entitled “Compensation of Executive Officers—Key Employment Protection Agreements.” We feel that the inclusion of such provisions in executive employment agreements help us to attract and retain well-qualified executives, and are essential to our long-term success.

Tax and Accounting Implications

Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility on our tax returns of compensation over $1,000,000 to any of our named executive officers. To date, we have not paid “compensation” within the meaning of Section 162(m) to any of our executive officers in excess of $1,000,000, and management does not believe that we will do so in the near future. Therefore, we do not have a policy at this time regarding qualifying compensation paid to our executive officers for deductibility under Section 162(m), but we will formulate such a policy if the compensation level for any executive approaches $1,000,000.

Accounting for Stock-Based Compensation. Beginning on January 1, 2006, we began accounting for stock-based payments to employees in accordance with the requirements of Financial Accounting Standards Board Statement 123(R).

Summary Compensation Table

The following table sets forth information for the fiscal year ended December 31, 2008 concerning the compensation of our chief executive officer and chief financial officer (we do not currently have any other executive officers), which we refer to as “named executive officers”:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)
Donald B. Cochran	2008	$352,036	$—	$—	$—	$10,421	$—	$13,212	$375,669
President and Chief	2007	$335,534	$—	$—	$—	$69,473	$—	$13,278	$418,285
Executive Officer	2006	$319,568	$100,000	$—	$—	$217,397	$—	$6,554	$643,519

Robert E. Sigler	2008	$305,036	$—	$—	$—	$9,029	$—	$1,548	$315,613
Vice President, Chief	2007	$290,922	$—	$—	$—	$60,202	$—	$1,614	$352,738
Financial Officer, Secretary and Treasurer	2006	$277,078	$100,000	$—	$—	$188,370	$—	$1,650	$567,098

(1)	Included in Bonus in 2006 is a $100,000 special bonus paid in 2006 in recognition of extraordinary performance and financial results of the Company in 2005 for Messrs. Cochran and Sigler.
(2)

Included in Non-Equity Incentive Plan Compensation in 2008 is $10,421 earned in 2008, and payable in installments over the next five years beginning in 2009, under the Universal Truckload Services, Inc. Incentive Compensation Plan for Calendar Year 2008 for Mr. Cochran; and $9,029 earned in 2008, and payable in installments over the next five years beginning in 2009, under the Universal Truckload Services, Inc. Incentive Compensation Plan for Calendar Year 2008 for Mr. Sigler. Included in Non-Equity Incentive Plan Compensation in 2007 is $69,473 earned in 2007, and payable in installments over the next five years beginning in 2008, under the Universal Truckload Services, Inc. Incentive Compensation Plan for Calendar

Year 2007 for Mr. Cochran; and $60,202 earned in 2007, and payable in installments over the next five years beginning in 2008, under the Universal Truckload Services, Inc. Incentive Compensation Plan for Calendar Year 2007 for Mr. Sigler. Included in Non-Equity Incentive Plan Compensation in 2006 is $217,397 earned in 2006, and payable in installments over five years beginning in 2007, under the Universal Truckload Services, Inc. Incentive Compensation Plan for Calendar Year 2006 for Mr. Cochran; and $188,370 earned in 2006, and payable in installments over five years beginning in 2007, under the Universal Truckload Services, Inc. Incentive Compensation Plan for Calendar Year 2006 for Mr. Sigler.

(3)	Included in All Other Compensation in 2008 is $13,104 in car allowance and $108 in term life insurance premiums for Mr. Cochran; and $1,440 in car allowance and $108 in term life insurance premiums for Mr. Sigler. Included in All Other Compensation in 2007 is $13,104 in car allowance and $174 in term life insurance premiums for Mr. Cochran; and $1,440 in car allowance and $174 in term life insurance premiums for Mr. Sigler. Included in All Other Compensation in 2006 is $6,344 in car allowance and $210 in term life insurance premiums for Mr. Cochran; and $1,440 in car allowance and $210 in term life insurance premiums for Mr. Sigler.

Employment Agreements

On September 13, 2008, we entered into employment agreements individually with Donald B. Cochran, our President, Chief Executive Officer and a member of our Board and Robert E. Sigler, our Vice President, Chief Financial Officer, Treasurer and Secretary. Each of these employment agreements is for a four-year term, subject to termination upon notice. Under each agreement, we have the option of extending the term for another two years. Pursuant to such agreements, Messrs. Cochran and Sigler are entitled to receive:

•

an initial base salary of $364,728 for Mr. Cochran and $316,025 for Mr. Sigler. Mr. Cochran will receive a five percent increase in each subsequent year thereafter, and Mr. Sigler will be reviewed annually for changes in base compensation (see the Summary Compensation Table for the December 31, 2008 Salary for each named executive officer);

•	fringe benefits provided by us to all of our employees in the normal course of business, including insurance coverage; and

•	reimbursement for all reasonable and necessary business expenses.

Key Executive Employment Protection Agreements

If we terminate either Mr. Cochran or Mr. Sigler without cause as defined in his respective employment agreement, he will continue to receive his then-current salary for the greater of 12 months or the remaining term of his employment agreement up to a maximum of 24 months. If we terminate either of these executives due to a medical disability which renders him unable to perform the essential functions of his employment, his then-current compensation shall be continued for 12 months from the date of his disability. If such termination or disability had occurred as of the end of the fiscal year 2009, then in the case of Mr. Cochran, the amount that would be paid out by the company under this provision would be $364,728 paid over 12 months, or twice that amount paid over 24 months, and the amount received by Mr. Sigler would be $316,025 paid over 12 months, or twice that amount over 24 months. Each of these executives has agreed not to compete with us for a one-year period following the end of his employment with us.

EQUITY COMPENSATION PLAN INFORMATION

Grants of Plan-Based Awards

There were no grants of plan-based awards made for the one-year period ending December 31, 2008.

Outstanding Equity Awards Table

The following table sets forth information concerning the outstanding equity awards previously awarded to the named executive officers as of December 31, 2008:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END, AS OF DECEMBER 31, 2008

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Exercisable	Unexercisable
Donald B. Cochran	55,000	—	—	$22.50	2/11/2012	—	$—	—	$—

Robert E. Sigler	55,000	—	—	$22.50	2/11/2012	—	$—	—	$—

Options Exercised and Stock Vested

No options were exercised and no stock vested for the one-year period ending December 31, 2008.

Pension Benefits Table

We do not offer, and the named executive officers did not participate in, any pension plan during any period while employed by us.

Non-Qualified Deferred Compensation

We do not offer, and the named executive officers did not participate in any non-qualified deferred compensation programs during the fiscal year ending December 31, 2008.

COMPENSATION OF DIRECTORS

Director Compensation Table

The following table sets forth the compensation information for the one year period ending December 31, 2008, for each member of our Board of Directors:

DIRECTOR COMPENSATION FOR THE YEAR ENDED DECEMBER 31, 2008

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (2)	Total ($)
Matthew T. Moroun	$103,500	$—	$—	$—	$—	$—	$103,500
Manuel J. Moroun	$13,500	$—	$—	$—	$—	$100,000	$113,500
Joseph J. Casaroll	$16,000	$—	$—	$—	$—	$174	$16,174
Daniel C. Sullivan	$13,000	$—	$—	$—	$—	$770	$13,770
Richard P. Urban	$16,000	$—	$—	$—	$—	$174	$16,174
Ted B. Wahby	$18,000	$—	$—	$—	$—	$—	$18,000
Angelo A. Fonzi (3)	$10,000	$—	$—	$—	$—	$80,778	$90,778

(1)	Donald B. Cochran, the Company’s President and Chief Executive Officer, is not included in this table as he is an employee of the Company and receives no compensation for his services. The compensation received by Mr. Cochran as an employee is shown in the Summary Compensation table.
(2)	Included in All Other Compensation is $100,000 in consulting service fees for Mr. Manuel Moroun; $174 of other out-of-pocket reimbursements for Mr. Casaroll; $770 of other out-of-pocket reimbursements for Mr. Sullivan; $174 of other out-of-pocket reimbursements for Mr. Urban; and $70,000 in consulting service fees, $5,378 for an auto allowance, and $5,400 in insurance premiums paid by the Company for his spouse for Mr. Fonzi
(3)	Mr. Fonzi resigned as a member of the Board of Directors of the Company, effective October 1, 2008.

Additional Disclosures Regarding Director Compensation

Our board of directors has adopted a director compensation policy pursuant to which each non-employee director, excluding the chairman of the board of directors, will receive an annual cash retainer of $10,000, payable in quarterly installments. Our directors also will receive an additional payment of $500 per meeting of the board or board committee attended, up to a maximum of $1,000 per day. The chairman of the board of directors will receive an annual cash retainer of $100,000 payable in quarterly installments. The chairman of our audit committee will receive an additional annual cash retainer of $2,000 payable in quarterly installments. We also reimburse our non-employee directors for all out-of-pocket expenses incurred in the performance of their duties as directors. Our employee directors do not receive any fees for attendance at meetings or for their service on our board of directors.

Under a consulting agreement with Angelo A. Fonzi, a former member of our board of directors, Mr. Fonzi provided certain consulting services to Great American Lines, Inc., or GAML, (formerly AFA Enterprises, Inc., or AFA), and in exchange, Mr. Fonzi was entitled to receive cash payments of $10,000 per month through July 2008 and an allowance of $893 per month for automobile related expenses. In addition, we provided medical insurance for Mr. Fonzi’s spouse.

Additional information concerning transactions between us and entities affiliated with members of the compensation committee is included under the heading “Transactions with Management and Others and Certain Business Relationships.”

Compensation Committee Interlocks and Insider Participation

No member of our Compensation and Stock Option Committee, and no member of our Board of Directors, serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation and Stock Option Committee.

Matthew T. Moroun is Vice Chairman and Manuel J. Moroun is President and CEO of CenTra, Inc., a related party under Item 404 of Regulation S-K. For further disclosure of relationships for Matthew T. Moroun and Manuel J. Moroun, see section, Key Relationships, above.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation and Stock Option Committee of the Board of Directors has reviewed and discussed the above section entitled “Compensation Discussion and Analysis” with management and, based on such review and discussion, recommended to the Board of Directors that this section be included in this Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2008.

Compensation and Stock Option Committee:

Matthew T. Moroun

Manuel J. Moroun

Ted B. Wahby

TRANSACTIONS WITH MANAGEMENT AND OTHERS

Policies and Procedures for Approving Related Person Transactions

As set forth in its charter, the Audit Committee of the Board of Directors reviews the material facts of any proposed Related Person Transactions, and is responsible for approving or denying such transactions.

Any transactions involving the following persons are reviewed as potential Related Person Transactions: (i) any person who is or was an executive officer, director or nominee for election as a director since the beginning of the last fiscal year; or (ii) any person or group who is a greater than 5% beneficial owner of the Company’s voting securities; or (iii) any immediate family member of any of the foregoing, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, and anyone residing in such person’s home (other than a tenant or employee).

In making its determination to approve or ratify, the Audit Committee considers such factors as (i) the extent of the Related Person’s interest in the Related Person Transaction, (ii) if applicable, the availability of other sources of comparable products or services, (iii) whether the terms of the Related Person Transaction are no less favorable than terms generally available in unaffiliated transactions under like circumstances, (iv) the benefit to the Company, and (v) the aggregate value of the Related Person Transaction. No director of the Company may engage in any Audit Committee discussion or approval of any Related Person Transaction in which he or she is a Related Person in such proposed transaction; provided however, that such director must provide to the Audit Committee all material information reasonably requested concerning the proposed Related Person Transaction.

The section below, entitled “Transactions with Management and Others and Certain Business Relationships,” sets forth in detail the related person transactions to which the company is currently a party.

Transactions with Management and Others and Certain Business Relationships

Registration Rights Agreement

Pursuant to a registration rights agreement we entered into with Matthew T. Moroun and a trust controlled by Manuel J. Moroun on December 31, 2004, we granted piggyback registration rights to a trust controlled by Manuel J. Moroun, Matthew T. Moroun, and their transferees.

As a result of these registration rights, if we propose to register any of our securities, other than a registration relating to our employee benefit plans or a corporate reorganization or other transaction under Rule 145 of the Securities Act, whether or not the registration is for our own account, we are required to give each of our shareholders that is party to the security holders’ agreement the opportunity to participate, or “piggyback,” in the registration. If a piggyback registration is underwritten and the managing underwriter advises us that marketing factors require a limitation on the number of shares to be underwritten, priority of inclusion in the piggyback registration generally is such that we receive first priority with respect to the shares we are issuing and selling.

The registration rights are subject to conditions and limitations, among them the right of the underwriters of an offering to limit the number of shares included in the offering. We generally are required to pay the registration expenses in connection with piggyback registrations.

Management Services

CenTra, Inc., or CenTra, is controlled by two of our directors, Matthew T. Moroun and Manuel J. Moroun, who also hold a controlling interest in the Company. We have an agreement to reimburse CenTra for actual services rendered to the Company, including legal, human resources and tax services. These costs totaled $950,000 for 2008.

Arrangements with CenTra and its Affiliates that We Expect to Continue

In addition to the arrangements described under registration rights agreement and management services described above, we are currently a party to a number of arrangements with CenTra and its affiliates that we expect to continue.

In the past we have also carried freight for CenTra and its affiliates and we expect to continue to do so in the ordinary course of our business. We have charged, and intend to continue charging, CenTra for these services at market rates. Revenue for these services for 2008 totaled $201,000.

CenTra also provides transportation services in the ordinary course of business to us, at market rates, for CrossRoad Carriers, Inc., or CrossRoad Carriers, one of our subsidiaries. The cost of providing these services for 2008 was $6.4 million.

We currently lease twelve office, terminal and yard facilities from CenTra and its affiliates, nine of which are leased on a month-to-month basis. We paid an aggregate of $870,000 in rent to CenTra and its affiliates for the year ended December 31, 2008. We believe that the rent we currently pay for these properties is at market rates.

We also lease transportation equipment, primarily trailers, from CenTra and its affiliates on a month-to-month basis. We paid aggregate rentals to CenTra of $16,000 for 2008. We believe that the rent we currently pay for this equipment is at market rates. Additionally, affiliates of CenTra performed maintenance on our leased and owned transportation equipment, which totaled $28,000 for 2008. We believe that the rates we paid for these maintenance services reflect market rates.

We purchase our auto liability and property damage insurance at market rates from an affiliate of CenTra. We paid this affiliate $15,289,000 for 2008.

We purchase our employee health insurance at market rates from an affiliate of CenTra. We paid this affiliate $1,962,000 for 2008.

Other Related Person Transactions

In November 2008, the Company purchased a facility and property located in Houston, TX, from Crown Enterprises, Inc., a related party, for $3.5 million. The Company utilized an unrelated third party appraiser to determine fair value in this transaction. Louisiana Transportation, Inc., an operating subsidiary of the Company, previously occupied this property under a lease with the Seller, and intends to continue use this facility as its corporate headquarters.

Under a consulting agreement between Universal Am-Can and Angelo A. Fonzi, a former member of our Board, in exchange for providing certain services to GAML, Mr. Fonzi received $70,000 in total fees and benefits. The consulting agreement was terminated on July 31, 2008.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The firm of KPMG LLP, or KPMG, served as independent registered public accountants for the Company for the year ended December 31, 2008. Our audit committee selected KPMG to continue in that capacity for fiscal year 2009 and our Board has approved this. The aggregate fees billed for professional services by KPMG in 2008 and 2007 for services consisted of the following:

Audit Fees

Fees for the audit of our annual financial statements and quarterly reviews were $433,680 for 2008 and $650,000 for 2007.

Audit-Related Fees

No audit-related fees were paid to KPMG in 2008 or 2007.

Tax Fees

No fees were paid to KPMG in 2008 or 2007 for tax compliance, tax advice and tax planning.

All Other Fees

No other fees were paid to KPMG in 2008 or 2007.

Audit Committee Approval Policies

Our Audit Committee Charter includes procedures for the approval by the Audit Committee of all services provided by KPMG. Our Audit Committee has the authority and responsibility to pre-approve (other than with respect to de minimis exceptions permitted by the Sarbanes-Oxley Act of 2002) both audit and non-audit services to be provided by KPMG. The Audit Committee Charter sets forth the policy of the committee for such approvals. The policy allows our Audit Committee to delegate to one or more members of the Audit Committee the authority to approve the independent registered public accountants’ services. The decisions of any Audit Committee member to whom authority is delegated to pre-approve services are reported to the full Audit Committee. The policy also provides that our Audit Committee will have authority and responsibility to approve and authorize payment of the independent registered public accountants’ fees.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The firm of KPMG LLP served as independent registered public accountants for the year ended December 31, 2008 and has been selected by our Audit Committee to serve as our independent registered public accountants for the year ending December 31, 2009. Although the submission of this matter for approval by the shareholders is not legally required, the Board believes that such submission follows sound business practice and is in the best interests of the shareholders. If the appointment is not ratified by the holders of a majority of the shares present in person or by proxy at the Annual Meeting, we will consider the selection of another accounting firm. If such a selection were made, it may not become effective until 2010 because of the difficulty and expense of making such a substitution. A representative of KPMG is expected to attend the Annual Meeting and will be available to respond to appropriate questions. That representative will have the opportunity to make a statement if he or she so desires.

The audit reports of KPMG on our consolidated financial statements for the fiscal years ended December 31, 2008, 2007 and 2006 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to audit scope or accounting principles.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2009, AS SELECTED BY OUR AUDIT COMMITTEE.

OTHER MATTERS

We are not aware of any matters to be presented for action at the Annual Meeting other than the matters set forth above. If any other matters do properly come before the meeting or any adjournment thereof, it is intended that the persons named in the proxy will vote in accordance with their judgment on such matters.

SHAREHOLDERS’ PROPOSALS FOR NEXT ANNUAL MEETING

Pursuant to Rule 14a-8 under the Exchange Act, any shareholder wishing to have a proposal considered for inclusion in our proxy solicitation material for the Annual Meeting of Shareholders to be held in 2010 must set forth such proposal in writing and file it with the Secretary of the Company no later than December 31, 2009, the date that is 120 days before May 1, 2010. Further, pursuant to Rule 14a-4, if a shareholder fails to notify us of a proposal before March 16, 2010, the date that is 45 days before May 1, 2010, such notice will be considered untimely, and management proxies may use their discretionary voting authority to vote on any such proposal.

BY THE ORDER OF THE BOARD OF DIRECTORS

/s/ Robert E. Sigler
Robert E. Sigler Chief Financial Officer, Vice President, Secretary and Treasurer

Important Notice Regarding the Internet Availability of Proxy Materials

You may access the 2008 Annual Report and Proxy Statement as of the date the proxy materials are first sent our shareholders at http://www.proxyvote.com.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 12, 2009.

Revoking all prior proxies, the undersigned, a shareholder of UNIVERSAL TRUCKLOAD SERVICES, INC. (the “Company”), hereby appoints Donald B. Cochran and Robert E. Sigler, and each of them, attorneys and agents of the undersigned, with full power of substitution to vote all shares of the Common Stock, no par value (the “Common Stock”), of the undersigned in the Company at the Annual Meeting of Shareholders of UNIVERSAL TRUCKLOAD SERVICES, INC. to be held at the Detroit Marriott Troy, 200 West Big Beaver Road, Troy, Michigan 48084, on June 12, 2009 at 10:00 a.m., local time, and at any adjournment thereof, as fully and effectively as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated on the reverse. In their discretion, the proxies are authorized to vote upon any other matters which may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE LISTED NOMINEES AS DIRECTORS AND FOR PROPOSAL 2.

Continued and to be signed on the reverse side.

UNIVERSAL TRUCKLOAD SERVICES, INC. 12755 E. Nine Mile Road Warren, MI 48089

VOTE BY INTERNET – www.proxyvote.com

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instructions form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage- page envelope we have provided or return it to Universal Truckload Services, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

UNIVERSAL TRUCKLOAD SERVICES, INC.

Vote on Directors

1. ELECTION OF DIRECTORS		For	Withhold	For All	To withhold authority to vote for any individual
		All	All	Except	nominee, mark “For All Except” and write the
Nominees:	1) Donald B. Cochran 2) Matthew T. Moroun 3) Manuel J. Moroun 4) Joseph J. Casaroll 5) Daniel C. Sullivan 6) Richard P. Urban 7) Ted B. Wahby	☐	☐	☐	nominees’ name on the line below.

Vote on Proposal					For	Against	Abstain

2. RATIFY THE APPOINTMENT OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.					☐	☐	☐

Please sign exactly as your name appears to the right. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in the full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please indicate if you plan to attend the meeting.		☐	☐
		Yes	No
Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)		Date